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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                JANUARY 27, 2004
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



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
                           MARYLAND                                                          36-3857664
  (State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

            TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                                        60606
              (Address of principal executive offices)                                        (Zip Code)
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                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


         On January 27, 2004, Manufactured Home Communities, Inc. (NYSE: MHC) announced that it entered into an agreement with Monte Vista, LLC regarding a potential contribution of the Village of Monte Vista to MHC Operating Limited Partnership in return for partnership interests ("OP Units"). The agreement remains subject to due diligence and financial terms are subject to confidentiality.

         The Village of Monte Vista is a premier 832 site resort in Mesa, Arizona focused on creating a leisure lifestyle targeted toward empty nesters. The property has an extensive amenity package as well as over 50 acres available for expansion.

         "We are most pleased to welcome the insights and perspectives of Craig Bollman, owner of Monte Vista, LLC, to the MHC family. We are really welcoming him back to the MHC family, since he was in 1970 the co-founder of what is now Manufactured Home Communities, Inc.," commented MHC's Chief Executive Officer, Thomas P. Heneghan.

         Mr. Bollman said, "For many years, I have been working to elevate the expectations of the public and the investment community toward this enormously promising industry. The concept of a "village resort" has yet to be fully realized. But ultimately, it will blend attractive and spacious lifestyle homes with the harmony of a vibrant small town and all the amenities and activities an active adult would expect for a vacation/retirement lifestyle."

         "I am delighted to have this opportunity to partner with MHC as the recognized leader in our industry, and to bring our mutual visions to life."

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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         Manufactured Home Communities, Inc. owns or has an interest in 144 quality communities in 21 states consisting of 52,754 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.




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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                             MANUFACTURED HOME COMMUNITIES, INC.




                                             BY: /s/ Michael Berman
                                                   -----------------------------
                                                 Michael Berman
                                                 Vice President, Treasurer and
                                                   Chief Financial Officer






DATE:      January 27, 2004